                                                                   EXHIBIT 10.18

                                ACKNOWLEDGEMENT

     This Acknowledgement is made on April 22, 1999 by Brocade Communications Systems, Inc., a California corporation with offices at 1901 Guadalupe Parkway, San Jose, CA 95131 ("BROCADE") and Wind River Systems, Inc., a Delaware corporation with offices at 5201 Great America Parkway, Suite 320, Santa Clara, California 95054 ("WIND RIVER").

The parties hereby acknowledge that on or about October 11, 1995, the parties agreed into the following agreements:

     A. The Wind River Systems, Inc. VxWorks Target Application License Agreement attached as Exhibit A and the related Purchase Order attached as EXHIBIT B, (referenced in such agreement as the Sales Acknowledgement Agreement) which gave Brocade certain rights to distribute copies of portions of the VxWorks Development Software and to incorporate such copies physically in target applications developed by Brocade using VxWorks. The parties acknowledge that under such agreements, Brocade may distribute an unlimited number of copies of the VxWorks Target Application provided Brocade pays Wind River a per unit royalty.

     B. The end user license agreement attached as EXHIBIT C, which allows Brocade to use certain development tools referenced in such purchase order, i.e. the VxWorks Development Systems, BSP Part Kit, and WindNet SNMP.

ACKNOWLEDGED:

Brocade Communications Systems, Inc.      Wind River Systems, Inc.


By:      /s/ VICTOR RINKLE                 By:    /s/ WENDY OKUN
   ------------------------------             -----------------------------

Name:      Victor Rinkle                   Name:      Wendy Okun
     ----------------------------             -----------------------------

Title:    V.P. OPERATIONS                  Title: CORPORATE COUNSEL
      ---------------------------                --------------------------

                                   EXHIBIT A


                            WIND RIVER SYSTEMS, INC.
                  VXWORKS TARGET APPLICATION LICENSE AGREEMENT
                                   ____ PACK


     PLEASE READ THIS DOCUMENT CAREFULLY BEFORE OPENING THIS PACKAGE.

     THIS AGREEMENT STATES THE TERMS AND CONDITIONS UPON WHICH WIND RIVER SYSTEMS, INC. ("WIND RIVER") OFFERS TO LICENSE TO YOU THE RIGHT TO MAKE A LIMITED NUMBER OF COPIES OF CERTAIN PORTIONS OF THE VXWORKS DEVELOPMENT SOFTWARE AND TO INCORPORATE SUCH COPIES PHYSICALLY IN TARGET APPLICATIONS DEVELOPED BY YOU USING VXWORKS (THE TARGET APPLICATIONS). AMONG OTHER THINGS, THIS AGREEMENT CONTAINS WARRANTY DISCLAIMERS. BY OPENING THIS PACKAGE YOU ARE AGREEING TO BECOME BOUND BY THE TERMS OF THIS AGREEMENT.

     IF YOU DO NOT AGREE TO THE TERMS OF THIS AGREEMENT, DO NOT OPEN THE PACKAGE. PROMPTLY RETURN THE UNOPENED PACKAGE TO THE PLACE WHERE YOU OBTAINED IT FOR A FULL REFUND.

     THIS AGREEMENT APPLIES TO ALL FILES PROVIDED WITH THE VXWORKS DEVELOPMENT ENVIRONMENT EXCEPT THE VXWORKS DIRECTORY "bin", SUBDIRECTORY "h", AND THE FILES ENTITLED "makefile" IN DIRECTORIES "config/all" AND "config/(target)" (THE "LICENSED FILES"). NO LICENSE IS GRANTED TO ANY OTHER WIND RIVER SOFTWARE UNDER THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO ANY OTHER PORTION OF VXWORKS.

The Licensed Files are licensed, not sold, to you for use only under the terms of this Agreement, and Wind River reserves all rights not expressly granted to you.

1.  LICENSE. You (the original licensee) may:

(a) Subject to all of the limitations set forth herein and on the Wind River Acknowledgment Agreement to which this Target Application License Agreement applies (the Sales agreement), make only up to the number of copies set forth above (i.e., the 50 Pack license allows you to make up to 50 copies) of the Licensed Files in tangible object code form only for physical incorporation into Target Applications. Each such Licensed File shall be accessible only as part of a Target Application and not on a stand alone or independent basis. In no event will Target Applications contain software development functionality. You agree to affix to each tangible copy of a Target Application containing any portion of the Licensed Files one of the serially numbered and adhesive labels contained in this package. In addition, you shall reproduce Wind River's VxWorks copyright notices as contained in the original in each such copy and in human-readable form in all copy media.

(b) Distribute the Target Applications incorporating copies of the Licensed Files made under (a) above throughout the world; provided, however, that each such copy shall be licensed to the end user under the terms of an end user license that (i) does not allow further copying of the Licensed Files (except for backup purposes with retention of Wind River copyright notices), (ii) expressly disclaims all warranties as to the Licensed Files, (iii) requires the end user to take precautions that are reasonable under the circumstances to maintain the confidentiality of the Licensed Files, and (iv) for any licenses to any United States government agency, provides that the agency is subject to restrictions substantially similar to those set forth in Section 10 below.

2. RESTRICTIONS. You may only make copies of the Licensed Files only at the Location (as defined on the Sales Agreement) for use in connection with the Project (as defined on the Sales Agreement). Unauthorized copying of the Licensed Files is expressly forbidden. You may be held legally responsible for any copyright infringement which is caused or encouraged by your failure to abide by the terms of this Agreement. You may not decompile, reverse engineer, disassemble or otherwise reduce the Licensed Files in a human perceivable form or, except as set forth above, disclose them to any third party. You understand


WRS STANDARD TARGET DISTRIBUTION LICENSE
Revision 1.0
January 14, 1998
Page 1 of 3
that Wind River may update or revise the Licensed Files and in so doing incurs no obligation to furnish such updates to you, other than under a valid VxWorks Maintenance Agreement. You agree to keep records of all copies of the Licensed Files or any portion thereof made by you. Wind River shall have the right, upon reasonable notice, to have independent auditors examine your records regarding such practices. EXCEPT AS SET FORTH ABOVE, UPON TRANSFER OF ANY COPY, MODIFICATION OR MERGED PORTION OF THE LICENSED FILES TO ANOTHER PARTY, THIS LICENSE IS AUTOMATICALLY TERMINATED.

3. CONFIDENTIALITY. Wind River considers the Licensed Files to contain valuable trade secrets of Wind River, the unauthorized disclosure of which could cause irreparable harm to Wind River. Except as expressly set forth above, you agree to use reasonable efforts not to disclose the Licensed Files to any third parties and not to use the Licensed Files other than for the purposes authorized by this Agreement. This confidentiality obligation shall continue after any termination of this Agreement.

4. WARRANTY DISCLAIMER. THE LICENSED FILES, WHEN INCORPORATED INTO A TARGET APPLICATION, ARE PROVIDED "AS IS" AND WITHOUT WARRANTY OF ANY KIND. WIND RIVER DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT OF THIRD PARTY RIGHTS.
NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY WIND RIVER, ITS DEALERS, DISTRIBUTORS, AGENTS OR EMPLOYEES SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THIS WARRANTY AND YOU MAY NOT RELY ON ANY SUCH INFORMATION OR ADVICE.

5. LIMITED REMEDIES. WIND RIVER SHALL NOT BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING DAMAGES FOR LOSS OF BUSINESS, PROFITS OR THE
LIKE) ARISING OUT OF THE USE OR INABILITY TO USE THE LICENSED FILES EVEN IF WIND RIVER OR ITS REPRESENTATIVES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE LIABILITY OF WIND RIVER FOR ANY CLAIMS ARISING OUT OF THIS AGREEMENT, THE SALES AGREEMENT OR USE OF THE PROGRAM, REGARDLESS OF THE FORM OF ACTION, SHALL NOT EXCEED THE GREATER OF THE LICENSE FEE FOR THE PROGRAM OR $500. THE LIMITED WARRANTY, LIMITED REMEDIES AND LIMITED LIABILITY ARE FUNDAMENTAL ELEMENTS OF THE BASIS OF THE BARGAIN BETWEEN WIND RIVER AND YOU. WIND RIVER WOULD NOT BE ABLE TO PROVIDE THE LICENSED FILES WITHOUT SUCH LIMITATIONS.

6. INDEMNITY. You agree to indemnify, defend and hold Wind River harmless from any claim, lawsuit, legal proceeding, settlement or judgment (including without limitation Wind River's reasonable United States and local attorneys' and expert witnesses' fees and costs) arising out of or in connection with the copying, marketing, performance or other distribution of the Target Applications.

7. SUPPORT AND MAINTENANCE. Except as may be provided in a separate agreement between Wind River and you, if any, Wind River is under no obligation to maintain or support the copies of the Licensed Files made and distributed hereunder and Wind River has no obligation to furnish you with any further assistance, documentation or information of any nature or kind. You are solely responsible for the support and maintenance of all portions of any Target Applications you develop.

8. TERMINATION. This Agreement is effective until terminated. Except for Sections 2 through 6 (which will survive any termination of this Agreement), this Agreement will continue until your breach of this Agreement. Upon termination, you agree not to use the Licensed Files for any purpose whatsoever and to destroy any copy of the Licensed Files then in your possession. This remedy shall be in addition to any other remedies available to Wind River. Any valid licenses to Target Applications incorporating Licensed Files granted by you under this Agreement shall survive the termination of this Agreement.


WRS STANDARD TARGET DISTRIBUTION LICENSE
Revision 1.0
January 14, 1998
Page 2 of 3

9. EXPORT CONTROL. You may not export or reexport the Licensed Files or the immediate product produced by use of the VxWorks program (including TARGET APPLICATIONS), without complying with all United States export laws and regulations, including but not limited to (i) obtaining prior authorization from the U.S. Department of Commerce if a validated export license is required, and
(ii) obtaining written assurances from licensees, if required.

10. GOVERNMENT CUSTOMERS. If the rights granted hereunder are acquired by or on behalf of a unit or agency of the United States Government, this provision applies. the VxWorks Program (the Program): (a) was developed at private expense, is existing computer software and no part of it was developed with government funds, (b) is a trade secret of Wind River for all purposes of the Freedom of Information act, (c) is "restricted computer software" submitted with restricted rights in accordance with subparagraphs (a) through (d) of the Commercial Computer Software-Restricted Rights clause at 52.227-19 and its successors, (d) in all respects is proprietary data belonging solely to Wind River, (e) is unpublished and all rights are reserved under the copyright laws of the United States. For units of the Department of Defense (DoD), the Program is licensed only with "Restricted Rights" as that term is defined in the DoD Supplement to the Federal Acquisition Regulation, 252.227-7013(c)(1)(ii), Rights in Technical Data and Computer Software and its successors, and use, duplication or disclosure is subject to restrictions as set forth in subdivision (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at 252.227-7013. Contractor/manufacturer is Wind River Systems, Inc. 1010 Atlantic Avenue, Alameda, CA 94501. If the Program is acquired under a
GSA Schedule, the Government has agreed to refrain from changing or removing any insignia or lettering from the Program or the documentation that is provided or from producing copies of manuals or media (except for backup purposes).

11. GENERAL. This Agreement will be governed by the laws of the State of California except with regard to its choice of law rules. This Agreement and the Sales Agreement between Wind River and you constitute the complete, final and exclusive statement of the agreement between Wind River and you, which supersede all proposals, oral or written, and all other communications between the parties relating to the subject matter of this Agreement. No waiver, alteration or modification of the provisions of this Agreement or any of the terms of your purchase order will be valid unless made in writing and signed by a corporate officer of Wind River. If any legal action or proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which such party may be entitled. If any provision or provisions of this Agreement are determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

     Should you have any questions concerning this Agreement, or if you wish to contact Wind River for any reason, please write: Corporate Counsel, Wind River Systems, 1010 Atlantic Avenue, Alameda, CA 94501.



WRS STANDARD TARGET DISTRIBUTION LICENSE
Revision 1.0
January 14, 1998
Page 3 of 3

                                   EXHIBIT B



BROCADE COMMUNICATIONS                                            PURCHASE ORDER
457 E. EVELYN AVE. SUITE E
SUNNYVALE, CA 94086                                      DATE        P.O. NUMBER
                                                       --------      -----------
                                                       10/11/95           16



VENDOR                                         SHIP TO
---------------------------------              ---------------------------------
Wind River Systems, Inc.                       Brocade Communications
5201 Great America Pkwy.                       457 Evelyn Ave. Suite E
Suite 320                                      Sunnyvale, CA 94086
Santa Clara, CA 95054


                                                       EXPECTED          FOB
                                                      ----------     -----------
                                                       10/11/95      Alameda, CA


        ITEM                        DESCRIPTION                               QTY        RATE            AMOUNT
-----------------------------------------------------------------------------------------------------------------
VxWorks             VxWorks/Tornado Development System for                     1       16,500.00        16,500.00
                    SPARCitation Host/060 Target
                    Includes BSP for Cyclone CVME-960 Boxed
VxWorks Maint       VxWorks Annual Maintenance and Support                     1        2,800.00         2,800.00
VXWorks Addt        *Additional Seats of VxWorks Tornado Development           2            0.00             0.00
                    System for SPARCitation Host/960 Target ($2750.00
                    ea.)
Maint Addt          *VxWorks Annual Maintenance and Support for                2            0.00             0.00
                    Additional Seats ($470.00 each)
BSP Port kit        BSP Port Kit, Value Option for SPARCitation Host           1        2,000.00         2,000.00
BSP Maint           BSP Port Kit Annual Maintenance and Support                1          340.00           340.00
WindNet SNMP        WindNet SNMP Developers License for                        1        4,000.00         4,000.00
                    SPARCitation Host/960 Target
                    Includes: MIB Compiler for SPARCitation Host
WindNet Maint       WindNet SNMP Annual Maintenance and Support                1          680.00           680.00

                    *WindRiver Systems will loan the additional two units of VxWorks/Tornado to Brocade Communications for a period of 12 months at no charge. WindRiver Systems will then invoice Brocade Communications for $6440.00 for the additional two development units on October 1, 1996.

                    VxWorks Target License Pricing:

                    Cumulative Qty          Price per Target License
                    1-100                      [*]
                    101-500                    [*]
                    501-1,000                  [*]
                    1,001-2,500                [*]
                    2,501-5,000                [*]
                    5,001-10,000               [*]
                    10,001+                    [*]

--------------------------------------------------------------------------------

Terms: Net 30  Authorized Signature:                                  TOTAL

--------------------------------------------------------------------------------

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

BROCADE COMMUNICATIONS                                            PURCHASE ORDER
457 E. EVELYN AVE. SUITE E                                 ---------------------
SUNNYVALE, CA 84086                                           DATE   P.O. NUMBER
                                                           ---------------------
                                                            10/1/95       16
                                                           ---------------------

----------------------------------          ------------------------------------
VENDOR                                      SHIP TO
----------------------------------          ------------------------------------
WIND RIVER SYSTEMS, INC.                    BROCADE COMMUNICATIONS
5201 GREAT AMERICA PKWY.                    427 E. EVELYN AVE. SUITE E
SUITE 320                                   SUNNYVALE, CA 94086
SANTA CLARA, CA 95054

                                                        ------------------------
                                                           EXPECTED       FOB
                                                        ------------------------
                                                          10/11/95   ALAMEDA, CA
--------------------------------------------------------------------------------
     ITEM                DESCRIPTION               QTY     RATE         AMOUNT
--------------------------------------------------------------------------------
               This pricing reflects two special
               terms, cumulative discounts and
               payments on a quarterly basis. The
               quantities are cumulative for all
               products covered by the Project.
               All payments will be made thirty
               days after the end of the calendar
               quarter for units shipped in that
               quarter.

               For quote #101195-JR-BC-2







--------------------------------------------------------------------------------
TERMS: NET 30 AUTHORIZED SIGNATURE
            [SIGNATURE ILLEGIBLE]                        TOTAL     $26,330.00
--------------------------------------------------------------------------------
       [SIGNATURE ILLEGIBLE]         Page 2

                                   EXHIBIT C

BY OPENING THIS PACKAGE YOU ARE AGREEING TO BE BOUND BY THE TERMS OF THIS AGREEMENT. DO NOT OPEN THIS PACKAGE UNTIL YOU HAVE CAREFULLY READ AND AGREED TO THE FOLLOWING TERMS AND CONDITIONS. IF YOU DO NOT AGREE TO THE TERMS OF THIS AGREEMENT, PROMPTLY RETURN THE SOFTWARE AND ACCOMPANYING DOCUMENTATION AND THE PRICE YOU PAID FOR THE SOFTWARE WILL BE REFUNDED.

LICENSE AND RESTRICTIONS: Wind River Systems ("WRS") grants you the non-exclusive, non-transferable right to use the software program on this CD-ROM, including any documentation in hard or soft copy (collectively, the "Software"), only: 1) for the number of users; 2) at the street address; 3) on the type of computer; and for the particular project, which are specified in the purchase order which you submitted to WRS to purchase this license. You must purchase additional licenses for additional users, for other addresses, for a different type of computer, or for other projects. You will not use, copy, modify, rent, lease, loan, sell, transfer, market, distribute, or electronically transfer the Software from one computer to another over a network except as provided in this Agreement. Unauthorized copying of the software and accompanying documentation is expressly forbidden. You may not use the Software from multiple locations of a multi-user or networked system at any time. The Software contains trade secrets of WRS and in order to protect them, you may not decompile, reverse engineer, disassemble or otherwise reproduce the Software to a human perceivable form or disclose them to a third party.

WARRANTY: WRS warrants that the media on which Software is delivered will be free from defects in materials or workmanship for a period of ninety (90) days from the date on which you receive such media. If during the foregoing ninety
(90) day warranty period the media on which Software is delivered proves to be defective, WRS will repair or replace such media, at WRS' option, and as your sole remedy for any breach of warranty hereunder. THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS AND IMPLIED. WRS EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT OF THIRD PARTY RIGHTS.

LIMITATION OF LIABILITY: WRS WILL NOT BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF USE, INTERRUPTION OF BUSINESS, NOR FOR INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND, WHETHER UNDER THIS AGREEMENT OR OTHERWISE, IRRESPECTIVE OF WHETHER WRS HAS ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL WRS' LIABILITY HEREUNDER EXCEED THE AMOUNT YOU PAID FOR THE SOFTWARE.

TERMINATION: WRS may terminate this license at any time if you are in breach of any of its terms and conditions. Upon termination, you will immediately destroy the Software and will certify in writing to WRS that you have done so.

U.S. GOVERNMENT RESTRICTED RIGHTS: The Software and its documentation are provided with restricted rights. Use, duplication, or disclosure is subject to restrictions set forth in subparagraph (c)(1)(ii) of The Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer Software - Restricted Rights at 48 CFR 52-227-19, as applicable. The Contractor/Manufacturer is Wind River Systems, Inc., 1010 Atlantic Avenue, Alameda, California 94501.

EXPORT CONTROL: You agree that your performance under this Agreement shall at all times conform to the requirements of all applicable laws, regulations, rules and the like, including those relating to the export of technology, including software and related documentation. To the extent required, you will obtain all applicable export licenses prior to any such export of the Software.

APPLICABLE LAW/GENERAL: This Agreement is governed solely by the laws of the state of California and the United States, including patent and copyright laws. This Agreement shall not be subject to the United Nations Convention on Contracts for the International Sale of Goods. Sole jurisdiction over any dispute arising under this agreement shall be brought in the courts of the United States of America, with sole venue in Alameda County, California. This Agreement is the entire agreement between the parties regarding this subject matter, and supersedes all prior discussions, negotiations, agreements and the like. This Agreement may be modified only in writing, and signed by both parties. Purchase orders submitted by you to WRS shall be for administrative convenience only, and any printed terms therein shall have no effect unless otherwise agreed in writing by WRS.